                EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                           RYKA INC. AND SUBSIDIARY
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
                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                       1996            1995
                                                    ---------------------------
PRIMARY:

   Weighted average number of shares outstanding      46,615,326     26,474,326

   Net effect of dillutive stock options and
     warrants (based on the Treasury Stock
     Method using average market price)                      -              -
                                                    ---------------------------

         Total                                        46,615,326     26,474,326
                                                    ---------------------------

   Net loss                                        ($    263,606)  ($ 2,240,328)
                                                    ---------------------------

   Net loss per share                              ($        .01)  ($       .08)
                                                    ---------------------------


FULLY DILUTED

   Weighted average number of shares outstanding             N/A            N/A

   Net effect of dilutive stock options and
     warrants (based on the Treasury Stock
     Method using the quarter-end market
     price, if greater than the average price)               -              -
                                                    ---------------------------

         Total                                               N/A            N/A
                                                    ---------------------------

   Net loss                                                  N/A            N/A
                                                    ---------------------------

   Net loss per share                                        N/A            N/A
                                                    ---------------------------

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